                          EXIBIT 10(h)


                        FIRST BANKS, INC.
                        -----------------
                      MANAGEMENT AGREEMENT
                      --------------------

                       NOVEMBER 17, 1994
                       -----------------

     WHEREAS First Banks, Inc. (hereinafter referred to as the
"Company") provides certain services to its subsidiary financial institutions on a centralized basis, and

     WHEREAS BankTEXAS N.A. (hereinafter referred to as the "Bank") desires to use such services in connection with its operations,

     THEREFORE, the Company and the Bank hereby enter into the following Management Agreement (hereinafter referred to as the "Agreement"):

Services to be performed:

     The Company shall undertake to perform certain services for the benefit of the Bank and its affiliates, including, but not limited to, those enumerated below. These services may be provided by employees of the Company, employees of affiliates of the Bank, or external sources retained by the Company on behalf of the Bank and/or its affiliates. The Company will prepare a monthly bill to the Bank indicating the nature of the services performed and the fees charged for such services.

     Services performed by employees of the Company will be billed to the Bank on the basis of actual hours required to perform the services using standard hourly rates. The hourly rates in effect as of the date of this Agreement are listed in Exhibit A. These rates will be reviewed periodically and adjusted as necessary to reflect the Company's current costs in delivering the services but may only be adjusted once during any calendar year. The Bank will be provided at least ninety (90) days' notice prior to any change in the hourly rates used and the Bank may terminate this contract if any rate increase is deemed excessive by the Bank's Board of Directors. Services performed by employees of affiliates of the Company will be charge based on actual hours required to perform the services using the same standard hourly rates as used for employees of the Company. All fees received by the Company for such services will be credited to the monthly management fees for the Bank charged by the Company.

     Services provided by external sources will be charged to the Bank at the Company's cost and will not be credited to the monthly management fees for the Bank charged by the Company.


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MANAGEMENT AGREEMENT, continued
Page 2

     Included in the services to be provided will be the following:
     --------

     1. Lending:
        a. Loan review
        b. Loan administration and support
        c. Loan and business development
        d. Other loan activities

     2. Human resources:
        a. Human resources administration
        b. Human resources records and compliance
        c. Employee recruiting and training
        d. Payroll administration and taxes
        e. Other human resources activities

     3. Corporate audit:
        a. Assisting external auditors
        b. Internal auditing
        c. Compliance
        d. Examinations and reports
        e. Other audit activities

     4. Accounting:
        a. Regulatory examinations and compliance
        b. Income tax returns and tax audits
        c. Estimated tax payments and tax accruals
        d. State taxes
        e. Fixed asset accounting
        f. General accounting assistance
        g. Regulatory reporting
        h. Systems and procedures

     5. Asset/liability and risk management

     6. Investments

     7. Planning and budgets

     8. Purchasing and accounts payable

     9. Meetings

    10. Other

     In addition, the Company will contract for certain services to be provided to the Bank and its affiliates, which may be charged through management fees, or through separate direct charges to the Bank. These will include advertising and promotional expenses, property and liability insurance, certain external legal, audit and

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MANAGEMENT AGREEMENT, continued
Page 3

tax assistance, and employee benefit programs. Generally, charges for insurance and employee benefits will be made outside the management fee structure. Charges for other items will usually be included in management fees.

Activities not includable in Management fees:
           ---

     Certain activities conducted by the Company are not includable
                                                     ---
in management fees.  These include:

     1. Accounting:
        a. Parent company accounting, including:
           (1) General ledger
           (2) Accounts payable and bill paying
           (3) Consolidations and financial reporting
           (4) Regulatory reports and examinations
        b. Accounting, taxes and other services performed for entities not paying management fees, such as First
           Properties and First Data

     2. Mergers and acquisitions:
        a. Negotiations and contracts
        b. Regulations and applications
        c. Due diligence and analyses
        d. Systems and operations

     3. Financing:
        a. Working with current or prospective lenders
        b. Loan agreements and contracts
        c. Due diligence reviews and ratings

Expenses not includable in fees:
         ---
     Included in the Company's expenses are various items which are not to be included in the base for calculating management fees.
---
Among these are the following:

     1. Interest expense

     2. Amortization of deferred inter-company gains and losses

     3. Land leases for possible future bank sites

     4. Legal, accounting and advertising expenses in excess of amounts charged to the Bank and its affiliates on a specific basis

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MANAGEMENT AGREEMENT, continued
Page 4

     5. Contributions

     6. Amortization of purchase adjustments and excess cost

     7. Amortization of covenants not to compete

     8. Provisions for income taxes

     The Company may identify other accounts or specific expense items which are deemed inappropriate to include in the base for management fees. These may be excluded at the discretion of the Company as appropriate.

Billing of fees:

     The Company shall prepare and submit to the Bank a monthly bill for services rendered in sufficient detail to provide the Bank a basis for evaluating the cost/benefit of items charged. It shall be the responsibility of the Company to maintain time reports, worksheets and summaries supporting the amounts billed. These will be furnished to the Bank upon request.

     Amounts billed will be payable to the Company by either a direct charge to the Bank's account at First Bank (Missouri), or a credit to the Company's account at the Bank. Bills will be provided to the Bank at least five working days prior to payment date.

General:

     The Bank shall make available to the Company all records, facilities and personnel necessary to enable the Company to perform the services required. The Company shall furnish the necessary forms and instructions to Bank's personnel. The Bank shall furnish all data, documents or input material as required, which material shall be returned to the Bank when the services are completed.

     The Company shall give the same care to Bank's work as the Company gives to its own work. However, the Company does not warrant the work free of error, and shall be liable only for the Company's own gross negligence or willful misconduct.

     The services performed under this Agreement by the Company will be subject to the regulations and examination of the federal or state agencies having supervisory jurisdiction over the Bank and its affiliates and the Company to the same extent as if such services were being performed solely by the Bank on its own

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MANAGEMENT AGREEMENT, continued
Page 5

premises. The provisions of this Agreement are subject to modification, regulation or ruling of any governmental agency having jurisdiction over the Bank or its affiliates or the Company. Otherwise this Agreement shall be modifiable only upon written agreement of the parties thereto.

     The Company will hold in confidence all information relating to the Bank's assets, liabilities, business or affairs, or those of any of its customers, which is received by the Company in the course of rendering the service hereunder. It will make the same effort to safeguard such information as it does to protect its own proprietary data.

     The term of the Agreement is for one year but it shall be automatically renewable for additional periods of one year each unless the Bank shall give ninety (90) days' written notice of termination prior to the end of any term.

     This agreement shall be binding upon the parties and their successors or assigns, and may only be amended by a writing executed by both parties.

     IN WITNESS WHEREOF, the parties hereto have, by their duly authorized officers executed this agreement this 17th day of November, 1994.


  BankTEXAS N.A.                           First Banks, Inc.

  By /s/ David F. Weaver                   /s/ William H. Blake
    -------------------------------        ----------------------------------
    David F. Weaver
    President

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
                               FIRST BANKS, INC.
                         MANAGEMENT FEE BILLING RATES

Services Available                        Billing Method                  Rate
------------------                        --------------                  ----
Hourly Charges
  Lending:
     Loan Review                          Hours                          $36.00
     Administration/support               Hours                           35.00
     Business development                 Hours                           42.00
     Loan service                         Hours                           30.00
     Loan collection/workout              Hours                           40.00
     Other                                Hours                           32.00

  Human Resources:
     Administration                       Hours                           32.00
     Records/Compliance                   Hours                           26.00
     Recruiting/training                  Hours                           26.00
     Payroll/benefits                     Hours                           24.00
     Other                                Hours                           26.00

  Internal audit:
     Assisting external auditors          Hours                           34.00
     Internal audit                       Hours                           30.00
     Compliance                           Hours                           26.00
     Examinations/reports                 Hours                           32.00
     Other                                Hours                           28.00

  Accounting:
     Examinations/compliance              Hours                           32.00
     Tax returns                          Hours                           40.00
     Estimated tax/accruals               Hours                           36.00
     State taxes                          Hours                           36.00
     Fixed assets                         Hours                           25.00
     General accounting assist.           Hours                           26.00
     Regulatory reports                   Hours                           24.00
     SEC reporting                        Hours                           35.00
     Systems/procedures                   Hours                           32.00

  Mergers and acquisitions:
     Negotiations/contracts               Hours                           42.00
     Regulations/applications             Hours                           32.00
     Due diligence                        Hours                           36.00
     Operations                           Hours                           32.00

  Asset/liability management              Hours                           30.00

  Investments                             Hours                           32.00

  Planning/budgets                        Hours                           32.00

  Branch administration:
     Marketing/business devel.            Hours                           32.00
     Branch operations                    Hours                           28.00
     Customer service/training            Hours                           25.00
     Other                                Hours                           25.00

  Purchasing/accounts payable             Hours                           26.00
  Meetings                                Hours                           30.00

                                  "Exhibit A"